UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

GENOPTIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33753	33-0840570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1811 Aston Avenue

Carlsbad, CA 92008

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 268-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 1, 2010, Genoptix, Inc., a Delaware corporation (“Genoptix”), held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) at which the stockholders (i) elected Robert E. Curry, Ph.D., Geoffrey M. Parker and Andrew E. Senyei, M.D. to serve as Class III directors of Genoptix until its 2013 Annual Meeting of Stockholders and (ii) ratified the selection by the Audit Committee of the Board of Directors (the “Audit Committee”) of Ernst & Young LLP as independent auditors of Genoptix for the fiscal year ending December 31, 2010.

Genoptix had 17,473,670 shares of common stock outstanding and entitled to vote as of the close of business on April 8, 2010, the record date for the Annual Meeting. At the Annual Meeting, 15,873,752 shares of common stock were present in person or represented by proxy for the two proposals indicated above. The following sets forth detailed information regarding the results of the voting at the Annual Meeting:

Proposal 1: Election of three (3) Class III directors to hold office until the 2013 Annual Meeting of Stockholders.

Director	Votes in Favor	Votes Withheld	Broker Non-Votes
Robert E. Curry, Ph.D.	13,405,733	175,499	2,292,520
Geoffrey M. Parker	13,422,152	159,080	2,292,520
Andrew E. Senyei, M.D.	12,705,066	876,166	2,292,520

Proposal 2: To ratify the selection by the Audit Committee of Ernst & Young LLP as independent auditors of Genoptix for the fiscal year ending December 31, 2010.

Votes in Favor	14,759,850
Votes Against	1,111,542
Abstentions	2,360
Broker Non-Votes	0

Effective as of the election of the Class III directors at the Annual Meeting, the Board of Directors of Genoptix restructured the Audit Committee to include Karin Eastham, Dr. Curry and Mr. Parker as members of the Audit Committee, with Ms. Eastham serving as Chair.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENOPTIX, INC.

Dated: June 1, 2010	By:	/S/ CHRISTIAN V. KUHLEN,
Christian V. Kuhlen, M.D., Esq.
Vice President, General Counsel